Exhibit 99.1

Unaudited Pro Forma Financial Statements

In December 2017, Summit Healthcare REIT, Inc. (“Summit”, “we” or the “Company”) entered into an agreement to sell Friendswood TRS, LLC (“FWD TRS”), a wholly-owned consolidated subsidiary, to its current management company, HMG Park Manor of Friendswood, LLC, (“HMG”) pursuant to the Membership Interest Purchase, Assignment, Resignation and Release Agreement (“MIPA”), which transferred all of our rights, title, and membership interest in FWD TRS to HMG. The purchase price is based on FWD TRS member’s equity balance as of December 31, 2017, after all closing entries are recorded and per the MIPA, payable no later than 30 days after January 1, 2018. We estimate the purchase price to be between $0 and $100,000. As a result of the sale, as of January 1, 2018, FWD TRS will no longer be consolidated in our consolidated financial statements.

The following unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 2016 and for the nine month period ended September 30, 2017 are presented as if the sale had occurred as of January 1, 2016.  Additionally, the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2015 removes the FWD TRS operations to reflect the presentation as discontinued operations. The following unaudited pro forma consolidated balance sheet as of September 30, 2017 assumes that the sale occurred on September 30, 2017. In future filings by the Company, the financial results for FWD TRS for the periods prior to January 1, 2018 will be presented as discontinued operations in our consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what the Summit financial position and results of operations actually would have been had the sale occurred on the dates indicated, or to project Summit's financial performance for any future period.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in Summit's Form 10-K for the fiscal year ended December 31, 2016 and the unaudited consolidated financial statements and accompanying notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in Summit's Form 10-Q for the period ended September 30, 2017.

The Historical column in the Unaudited Pro Forma Consolidated Statements of Operations and in the Unaudited Pro Forma Consolidated Balance Sheet reflect Summit's historical financial statements as of and for the periods presented and do not reflect any adjustments related to the sale.

The information in the FWD TRS operations column in the Unaudited Pro Forma Consolidated Statements of Operations for the nine-months ended September 30, 2017 and for the years ended December 31, 2016 and 2015 reflect the removal of the FWD TRS operations as those operations will be reflected as discontinued operations in future consolidated financial statements. The FWD TRS operations were historically reflected in the consolidated operations of the Company presented in the Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the period ended September 30, 2017.

The information in the Pro forma adjustments column in the Unaudited Pro Forma Consolidated Statements of Operations reflects adjustments that are directly attributable to the transaction, factually supportable, and expected to have continuing impact as if the sale occurred on January 1, 2016. These pro forma adjustments reflect revenue under the amended triple-net lease between FWD TRS and CHP Friendswood SNF, LLC, a majority-owned consolidated subsidiary, and the interest income generated from the amended note receivable from HMG.

SUMMIT HEALTHCARE REIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2017

	Historical	Pro forma adjustments		Pro forma

ASSETS
Cash and cash equivalents	$4,235,000	$(597,000	)A	$3,638,000
Restricted cash	3,575,000	-		3,575,000
Real estate properties, net	70,111,000	(293,000	)A	69,818,000
Notes receivable	4,777,000	973,000	A.1	5,750,000
Deferred costs and deposits	500,000	-		500,000
Tenant and other receivables, net	4,315,000	(788,000	)A	3,527,000
Deferred leasing commissions, net	1,308,000	-		1,308,000
Other assets, net	250,000	(77,000	)A	173,000
Equity-method investments	8,369,000	-		8,369,000
Total assets	$97,440,000	$(782,000)		$96,658,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	3,438,000	(690,000	)A	2,748,000
Accrued salaries and benefits	210,000	(130,000	)A	80,000
Security deposits	1,208,000	-		1,208,000
Loans payable, net of debt discounts	61,002,000	-		61,002,000
Total liabilities	65,858,000	(820,000)		65,038,000

Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding September 30, 2017	-	-		-
Common stock, $0.001 par value; 290,000,000 shares authorized; 23,027,978 shares issued and outstanding at September 30, 2017	23,000	-		23,000
Additional paid-in capital	117,326,000	-		117,326,000
Accumulated deficit	(86,468,000)	38,000	B	(86,430,000)
Total stockholders’ equity	30,881,000	38,000		30,919,000
Noncontrolling interest	701,000	-		701,000
Total equity	31,582,000	38,000		31,620,000
Total liabilities and stockholders’ equity	$97,440,000	$(782,000)		$96,658,000

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

SUMMIT HEALTHCARE REIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2017

	Historical	FWD TRS operations		Pro forma adjustments		Pro forma

Revenues:
Rental revenues	$4,488,000	$-		$1,059,000	D	$5,547,000
Resident services and fee income	6,829,000	(6,829,000	)C	-		-
Tenant reimbursements and other income	596,000	(7,000	)C	154,000	D	743,000
Acquisition and asset management fees	594,000	-		-		594,000
Interest income from notes receivable	132,000	-		17,000	D	149,000
	12,639,000	(6,836,000)		1,230,000		7,033,000
Expenses:
Property operating costs	1,187,000	(442,000	)C	154,000	D	899,000
Resident services costs	4,917,000	(4,917,000	)C	-		-
General and administrative	4,004,000	(54,000	)C	-		3,950,000
Depreciation and amortization	2,307,000	(41,000	)C	-		2,266,000
	12,415,000	(5,454,000)		154,000		7,115,000
Operating income (loss)	224,000	(1,382,000)		1,076,000		(82,000)

Income from equity-method investee	251,000	-		-		251,000
Other income	37,000	-		-		37,000
Interest expense	(2,173,000)	-		-		(2,173,000)
(Loss) income from continuing operations	(1,661,000)	(1,382,000)		1,076,000		(1,967,000)
Noncontrolling interests’ share in net income	(40,000)	-		(50,000	)D	(90,000)
Net loss applicable to common stockholders	$(1,701,000)	$(1,382,000)		$1,026,000		$(2,057,000)

Basic and diluted loss per common share from continuing operations applicable to common stockholders	$(0.07)					$(0.09)
Weighted average shares used to calculate basic and diluted net loss per common share	23,027,978					23,027,978

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

SUMMIT HEALTHCARE REIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

	Historical	FWD TRS operations		Pro forma adjustments		Pro forma

Revenues:
Rental revenues	$6,677,000	$-		$1,412,000	D	$8,089,000
Resident services and fee income	8,194,000	(8,194,000	)C	-		-
Tenant reimbursements and other income	866,000	(10,000	)C	230,000	D	1,086,000
Acquisition and asset management fees	496,000	-		-		496,000
Interest income from notes receivable	163,000	-		22,000	D	185,000
	16,396,000	(8,204,000)		1,664,000		9,856,000
Expenses:
Property operating costs	1,707,000	(684,000	)C	230,000	D	1,253,000
Resident services costs	7,011,000	(7,011,000	)C	-		-
General and administrative	4,783,000	(72,000	)C	-		4,711,000
Depreciation and amortization	3,559,000	(50,000	)C	-		3,509,000
	17,060,000	(7,817,000)		230,000		9,473,000
Operating income (loss)	(664,000)	(387,000)		1,434,000		383,000

Income from equity-method investee	216,000	-		-		216,000
Other income	110,000	-		-		110,000
Interest expense	(3,044,000)	-		-		(3,044,000)
Gain on disposition of real estate properties	2,888,000	-		-		2,888,000
(Loss) income from continuing operations	(494,000)	(387,000)		1,434,000		553,000
Noncontrolling interests’ share in net income	(307,000)	-		(66,000	)D	(373,000)
Net (loss) income applicable to common stockholders	$(801,000)	$(387,000)		$1,368,000		$180,000
Basic and diluted (loss) income per common share from continuing operations applicable to common stockholders	$(0.03)					$0.01
Weighted average shares used to calculate basic and diluted net (loss) income per common share	23,027,978					23,027,978

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

SUMMIT HEALTHCARE REIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

	Historical	FWD TRS operations		Pro forma

Revenues:
Rental revenues	$8,344,000	$-		$8,344,000
Resident services and fee income	9,182,000	(9,182,000	)C	-
Tenant reimbursements and other income	944,000	(7,000	)C	937,000
Acquisition and asset management fees	598,000	-		598,000
Interest income from notes receivable	177,000	-		177,000
	19,245,000	(9,189,000)		10,056,000
Expenses:
Property operating costs	1,933,000	(740,000	)C	1,193,000
Resident services costs	7,538,000	(7,538,000	)C	-
General and administrative	4,313,000	(169,000	)C	4,144,000
Depreciation and amortization	4,085,000	(36,000	)C	4,049,000
	17,869,000	(8,483,000)		9,386,000
Operating income (loss)	1,376,000	(706,000)		670,000

Income from equity-method investee	88,000	-		88,000
Other income	46,000	-		46,000
Interest expense	(3,744,000)	-		(3,744,000)
Gain on disposal of real estate properties	971,000	-		971,000
Loss from continuing operations	(1,263,000)	(706,000)		(1,969,000)
Noncontrolling interests’ share in net income	(131,000)	-		(131,000)
Net loss applicable to common stockholders	$(1,394,000)	$(706,000)		$(2,100,000)

Basic and diluted loss per common share from continuing operations applicable to common stockholders	$(0.06)			$(0.09)
Weighted average shares used to calculate basic and diluted net loss per common share	23,027,978			23,027,978

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

SUMMIT HEALTHCARE REIT, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note A:

The following assets and liabilities related to FWD TRS were included in the consolidated balance sheet as of September 30, 2017 and are being removed in the unaudited pro forma balance sheet as a result of the sale of FWD TRS:

ASSETS
Cash and cash equivalents	$597,000
Fixed assets, net	293,000
Accounts receivable from resident services, net	788,000
Other assets	77,000
Total assets	$1,755,000

LIABILITIES
Accounts payable and accrued liabilities	$690,000
Accrued salaries and benefits	130,000
Total liabilities	$820,000

Note A.1:

As of December 31, 2017, there was an intercompany note for approximately $1,068,000 due to Summit Healthcare Operating Partnership, L.P. from FWD TRS that was eliminated in consolidation. The note was amended and restated as of January 1, 2018. The note does not bear interest and is due in 48 equal payments of approximately $22,000. Therefore, the amount included in the pro forma of $973,000 is based on the existing note value of approximately $1,068,000 and an imputed interest rate of 4.25%, and reflects a discount of approximately $95,000.

Note B:

Pro forma FWD TRS member's equity at closing as of September 30, 2017 was $38,000.

Note C:

The FWD TRS operations for the nine months ended September 30, 2017 and the years ended December 31, 2016 and 2015 have been removed from the historical balances for pro forma purposes, including the management fees paid to HMG and will be reflected in discontinued operations in future consolidated financial statements.

Note D:

On January 1, 2018, FWD TRS entered into an Amended and Restated 10-year triple-net lease with CHP Friendswood SNF, LLC (“FWD Lease”). The pro forma adjustments for the nine months ended September 30, 2017 and for the year ended December 31, 2016 relate to rental revenue as well as property insurance and related tenant reimbursements from FWD TRS under the FWD Lease. Interest income on the note receivable from FWD TRS discussed in Note A.1 above is also reflected as a pro forma adjustment. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 also reflect the allocation of these pro forma adjustments to noncontrolling interests.